UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    April 27, 2018

IMPERIAL OIL LIMITED

(Exact name of registrant as specified in its charter)

Canada	0-12014	98-0017682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Quarry Park Boulevard S.E., Calgary, Alberta	T2C 5N1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                  1-800-567-3776

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders on April 27, 2018, each of the seven nominees proposed as directors of Imperial Oil Limited (the “Company”) were elected to hold office until the close of the next annual meeting. The votes for the directors were:

D.W. Cornhill 748,899,962 shares for and 1,199,471 shares withheld,

K.T. Hoeg 747,621,826 shares for and 2,477,607 shares withheld,

R.M. Kruger 743,310,611 shares for and 6,788,822 shares withheld,

J.M. Mintz 747,103,390 shares for and 2,996,043 shares withheld,

D.S. Sutherland 748,032,202 shares for and 2,067,231 shares withheld,

D.G. Wascom 734,218,053 shares for and 15,881,380 shares withheld, and

S.D. Whittaker 738,470,429 shares for and 11,629,004 shares withheld.

At the same annual meeting of shareholders, PricewaterhouseCoopers LLP was reappointed as the auditor of the Company and each of the two shareholder proposals set out in the Company’s management proxy circular were defeated. The votes for the auditor reappointment and the two shareholder proposals were:

Auditor was reappointed by a vote of 752,195,102 shares for and 2,250,670 shares withheld,

Shareholder Proposal No. 1 regarding disclosure of lobbying-related matters was defeated by a vote of 681,357,505 against and 68,607,593 for, and

Shareholder Proposal No. 2 regarding disclosure of water-related risk matters was defeated by a vote of 673,682,061 against and 76,282,137 for.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL OIL LIMITED

Date: April 27, 2018	By:	/s/ Lara H. Pella
	Name:	Lara H. Pella
	Title:	Assistant General Counsel and
Corporate Secretary

By:	/s/ Cathryn M. Walker
Name:	Cathryn M. Walker
Title:	Assistant Corporate Secretary